Exhibit 99.2

LHC GROUP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO GAAP FINANCIAL STATEMENTS
(Amounts in thousands)

	For the twelve-months ended December 31,				For the three-months ended March 31,
	2005	2006		2007	2007	2008
Net Income	$10,102	$20,594		$19,589	$5,786	$5,338
Add:
Income taxes	6,052	10,817		12,147	3,795	3,363
Interest expense	1,067	325		376	82	148
Depreciation	1,697	2,380		2,993	665	875
Less Adjustment	—	(1,000)	(2)	—	—	—
EBITDA(1)	$18,918	$33,116		$35,105	$10,328	$9,724

(1)	EBITDA is defined as net income before income taxes, net interest expense, and depreciation and amortization. EBITDA should not be considered as an alternative to, or more meaningful than, income before income taxes, cash flow from operating activities, or other traditional indicators of operating performance. This calculation of EBITDA may not be comparable to a similarly titled measure reported by other companies, since not all companies calculate this non-GAAP financial measure in the same manner.

(2)	Insurance proceeds received in December 2006.